UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2019

SIENTRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36709	20-5551000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-3500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SIEN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.	Results of Operations and Financial Condition.

On November 7, 2019, Sientra, Inc. (the “Company”) issued a press release announcing its financial condition and results of operations for the period ended September 30, 2019. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information under Item 2.02 of this Current Report on Form 8-K, including the press release furnished as Exhibit 99.1, is being furnished, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On November 6, 2019, the Board of Directors of the Company approved an organizational efficiency initiative (the “Plan”) designed to reduce spending and simplify operations, effective immediately. Under the Plan, the Company will implement numerous initiatives to reduce spending, including closing the Santa Clara offices of miraDry, Inc. (“miraDry”), outsourcing miraDry product assembly to a third party, and consolidating a number of business support services via a shared services organization at the Company’s Santa Barbara headquarters. Under the Plan, the Company intends to reduce its workforce by terminating approximately 70 employees, which the Company expects to be completed over the next 10 months. As a result, the Company expects to incur charges between $2.7 million and $3.0 million in connection with one-time employee termination costs, retention costs and other benefits. These charges are expected to be incurred over the next 10 months. In addition, the Company expects to incur estimated charges between $1.0 million and $1.5 million related to contract termination, outsourcing miraDry product assembly and duplicate operating costs over the next 10 months. In total, the Plan is estimated to cost between $3.7 million and $4.5 million over the next 10 months, excluding non-cash charges, with related cash payments expected to be substantially paid out by September 30, 2020.

The estimates of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions and actual results may differ.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Earnings Press Release of Sientra, Inc. dated November 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIENTRA, INC.

Dated: November 7, 2019	By:	/s/ Jeffrey Nugent
Jeffrey Nugent
Chairman and Chief Executive Officer

3